Exhibit 99.1

NGL Energy Partners LP Announces $350 Million Offering of Senior Notes

NGL Energy Partners LP (NYSE:NGL) and its wholly owned subsidiary NGL Energy Finance Corp. today announced that they intend to offer, subject to market and other conditions, $350 million in aggregate principal amount of senior notes due 2019. NGL expects to use the net proceeds of this offering to reduce borrowings under its senior secured revolving credit facility and for general partnership purposes.

The notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons, other than U.S. persons, outside of the United States pursuant to Regulation S under the Securities Act.

The offer and sale of the notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About NGL Energy Partners LP

NGL Energy Partners LP is a publicly traded Delaware limited partnership. NGL owns and operates a vertically integrated energy business with four primary segments: water solutions, crude oil logistics, NGL liquids and retail propane, with locations in the United States and Canada. Investors in NGL’s partnership units are directed to updated information about NGL at its website at www.nglenergypartners.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes its expectations as reflected in the forward-looking statements are reasonable, NGL can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

NGL Energy Partners LP

Atanas H. Atanasov (918) 481-1119

Chief Financial Officer and Treasurer

atanas.atanasov@nglep.com